Exhibit 10.15

ASSIGNMENT AND ASSUMPTION

OF LEASES AND SECURITY DEPOSITS

REGAL COURT – SHREVEPORT, LOUISIANA

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (“Assignment”) is entered into as of the 16th day of March, 2015, by and between KRG SHREVEPORT REGAL COURT, LLC, a Delaware limited liability company (“Assignor”), and IREIT SHREVEPORT REGAL COURT, L.L.C., a Delaware limited liability company (“Assignee”). Reference is hereby made to that certain Purchase and Sale Agreement, dated September 16, 2014, by and among Assignor, certain affiliates of Assignor, and Inland Real Estate Income Trust, Inc., a Maryland corporation, as predecessor-in-interest to Assignee (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

1. Property. The “Property” means the real property located in Shreveport, Louisiana, commonly known as Regal Court, and more particularly described in Exhibit A attached hereto and incorporated herein.

2. Leases. The “Leases” means those leases, tenancies, rental agreements and occupancy agreements affecting the Property for the tenants identified in the rent roll attached to this Assignment as Exhibit B.

3. Security Deposits. “Security Deposits” means those certain refundable security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered.

4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits, and all of Assignor's right, title and interest in and to all of the Actions (as such term is defined in the Agreement) listed on Exhibit E of the Agreement relating to the Property (subject to any modifications of or supplements to Exhibit E of the Agreement based upon any disclosures provided to Assignee by Assignor since the date of the Agreement), but reserving unto Assignor all uncollected rent attributable to the period prior to the date hereof pursuant to Section 3.4(b)(viii) of the Agreement.

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5. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases as of the date of this Assignment, and assumes the obligations under the Actions listed on Exhibit E to the Agreement relating to the Property (subject to any modifications of or supplements to Exhibit E of the Agreement based upon any disclosures provided to Assignee by Assignor since the date of the Agreement). Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when and as required by the Leases.

6. Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted by any party to this Assignment for the purpose of interpreting any of the terms hereof or to prevent or remedy a default hereunder by any other party, the prevailing party shall be reimbursed by the non-prevailing party for all of such prevailing party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this paragraph, attorneys’ fees shall be deemed to mean the reasonable, actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney and any paralegals and legal staff performing such service.

7. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

8. Limited Liability. By accepting this Assignment, but subject to Section 8(e) of the Agreement, Assignee agrees that it will look only to the proceeds of the Property for the performance or liability for nonperformance of any and all obligations of Assignor hereunder, it being expressly understood and agreed that no constituent member, manager or partner in or agent of Assignor, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent member in Assignor shall have any personal liability, directly or indirectly, under or in connection with this Assignment, or any amendment or amendments hereto made at any time or times, heretofore or hereafter, and Assignee and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the proceeds of the Property for the payment of any claim or for any performance, and Assignee, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. This Section 8 is subject to, and not in limitation of, the limitations on liability provided in Section 8(e) of the Agreement.

9. Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:

KRG SHREVEPORT REGAL COURT, LLC,

a Delaware limited liability company

By:       /s/ Daniel R. Sink

Daniel R. Sink, Executive Vice President and

Chief Financial Officer

ASSIGNEE:

IREIT SHREVEPORT REGAL COURT, L.L.C.,

a Delaware limited liability company

By: Inland Real Estate Income Trust, Inc., a

Maryland corporation, its sole member

By:          /s/ David Z. Lichterman

Name:     David Z. Lichterman

Title:       Vice President, Treasurer & CAO

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Exhibit A

Legal Description

A tract of land situated in fractional Section 37, Township 17 North, Range 13 West, Caddo Parish, Louisiana, and being part of that land designated as Lot 1 of Hart's Island in a Judgment Recognizing and Sending in Possess ion to Carroll W. Feist and Malcolm Feist, dated January 27, 1969 recorded in Conveyance Book 1210, Page 651 in the Official Records of Caddo Parish, Louisiana, and as shown on a map of Hart's Island recorded in Conveyance Book 14, Page 195 in said records and being more particularly described as follows:

BEGINNING at 1/2 inch iron rod (set) at the intersection of the east right of way line of State Highway No. 1 (Youree Drive) and with the south right of way of Regal Drive (previously called Lowe's Blvd.) As shown on the Plat of Kings Red River Subdivision, recorded in Book 4050 on Page 49 in said Official Records;

THENCE North 64 degrees 32 minutes 39 seconds East with the south right of way line of Regal Drive, at a distance of 124.62 feet pass a 1/2 inch iron rod (set) for corner, same being the intersection of said south right of way with the proposed south right of way line of Regal Drive, continuing a total distance of 133.97 feet to a 1/2 inch iron rod (set) for corner in said proposed right of way line and being the beginning of a curve to the left;

THENCE continuing with said proposed right of way line and along said curve to the left, having a Delta of 43 degrees 42 minutes 09 seconds, a Radius of 298.50 feet, a Chord which bears North 42 degrees 41 minutes 35 seconds East-222.20 feet and an Arc Length of 227.68 feet to a 1/2 inch iron rod (set) for corner at the end of said curve;

THENCE North 20 degrees 50 minutes 30 seconds East continuing with said proposed right of way line, a distance of 136.58 feet to a 1/2 inch iron rod (set) for corner and being the beginning of a curve to the right;

THENCE continuing with said proposed right of way line and along said curve to the right, having a Delta of 57 degrees 41 minutes 33 seconds, a Radius of 197.50 feet, a Chord which bears North 49 degrees 41 minutes 17 seconds East-190.57 feet and an Arc Length of 198.87 feet to a 1/2 inch iron rod (set) for corner at the end of said curve;

THENCE North 78 degrees 32 minutes 03 seconds East continuing with said proposed right of way line, a distance of 625.77 feet to a 1/2 inch iron rod (set) for corner and being the beginning of a curve to the left;

THENCE continuing with said proposed right of way line and along said curve to the left having a Delta of 32 degrees 25 minutes 14 seconds a Radius of 175.55 feet, a Chord which bears North 62 degrees 19 minutes 26 seconds East-98.02 feet and an Arc Length of 99.34 feet to a 1/2 inch iron rod (set) for corner in same;

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THENCE across the above referenced Lot 1 of Hart's Island as follows:

South 25 degrees 21 minutes 57 seconds East a distance of 760.38 feet to a 1/2 inch iron rod (set) for corner,

South 21 degrees 59 minutes 54 seconds West a distance of 1154.00 feet to a 1/2 inch iron rod (set) for corner in the north high bank of Sand Beach Bayou;

THENCE with the east and north high bank of said Sand Beach Bayou as follows:

  South 85 degrees 19 minutes 56 seconds West a distance of 128.15 feet,
  South 85 degrees 39 minutes 01 seconds West a distance of 163.11 feet,
  South 86 degrees 02 minutes 26 seconds West a distance of 149.91 feet and,
  North 86 degrees 18 minutes 16 seconds West a distance of 63.49 feet to a 1/2 inch iron rod (set) in east right of way line of the aforementioned State Highway No. 1 (Youree Drive);

THENCE North 25 degrees 27 minutes 21 seconds West with the east right of way line of State Highway No. 1 (Youree Drive), a distance of 78.61 feet to a 1/2 inch iron rod (set) for an angle corner in said right of way line;

THENCE North 31 degrees 10 minutes 21 seconds West continuing with the said east right of way line, a distance of 100.50 feet to a 1/2 inch iron rod (set) for an angle corner in said right of way line.

THENCE North 25 degrees 27 minutes 21 seconds West continuing with the said east right of way line, a distance of 1093.56 feet to the PLACE OF BEGINNING.

Less and Except Lot 10A, Regal Crossing Unit 2 per plat thereof recorded at Book 6000, Page 54. Registry No. 2152463, Caddo Parish, Louisiana Records.

NOW KNOWN AS:

LOTS 1, 2, 3, 4, 4-A, 5, 6, 11 AND 12, REGAL CROSSING Being a Subdivision of Part of Fractional Section 37, Township 17 North, Range 13 West, Caddo Parish, Louisiana, 13 Lots -39.499 Acres, a subdivision in the City of Shreveport, Caddo Parish, Louisiana, as per that plat recorded in Book 5050, Pages 191-192 under Registry No. 2097143 of the Records of Caddo Parish, Louisiana.

AND

LOTS 7A, 8A and 9A REGAL CROSSING UNIT 2 [Being a Resubdivision of Lots 7-10 of Regal Crossing as recorded in Book 5050, Pages 191-192 of the Conveyance Records of Caddo Parish, Louisiana, Being located in Fractional Section 37, Township 17 North Range 13 West Caddo Parish, Louisiana, Area 4.820 Acres], a subdivision in the City of Shreveport, Caddo Parish, Louisiana, as per that plat recorded in Book 6000, Page 54 under Registry No. 2152463 of the Records of Caddo Parish, Louisiana.

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Exhibit B

Rent Roll

[See attached pages.]